Consolidated Water Wins $20 million Desalination Plant Design, Build and Operate Project in Cayman Islands

GEORGE TOWN, Grand Cayman, Cayman Islands, May 10, 2022 -- Consolidated Water Co. Ltd. (NASDAQ Global Select Market: CWCO), a leading developer and operator of advanced water supply and treatment plants, has signed a definitive agreement with the Water Authority of the Cayman Islands for its planned seawater reverse osmosis plant in George Town, Grand Cayman.

Consolidated Water will design, construct and commission the plant over approximately the next 18 months and then sell the facility to the Authority. The company will subsequently operate and maintain the plant and produce water for 10 years after commissioning. The plant will produce up to 2.64 million gallons of potable water per day using two independent reverse osmosis trains.

The company expects revenue generated over the approximate 11.5-year term of the contract to total about $20 million, based on January 2022 values. The majority of the revenue is expected to be generated by the construction and sale of the plant during the first 18 months. The construction fee is subject to an inflation adjustment on January 1, 2023, with operating fees adjusted annually for inflation over the term of the engagement.

When the plant is completed as expected in the fourth quarter of 2023, it will be the ninth seawater reverse osmosis desalination plant that Consolidated Water has constructed on Grand Cayman. The seven plants currently operated by Consolidated Water produce the majority of the piped drinking water on Grand Cayman, which is home to about 95% of the nation’s population.

“This major win was the result of our many years of experience designing, building and operating some of the most energy-efficient seawater desalination plants in the world,” stated Consolidated Water CEO, Rick McTaggart. “Since 1973, our cost-effective water supply solutions have supported the growth and development of Grand Cayman by supplying safe and affordable potable water to residents and visitors.”

In November 2021, the Cayman Islands eliminated certain travel restrictions for COVID-19 vaccinated travelers. This allowed tourists to enter the Cayman Islands for the first time since March 2020. Then in March of this year, several major airlines resumed their flights to the Island, and cruise ships with thousands of passengers were welcomed back to port.

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates advanced water supply and treatment plants and water distribution systems. The company operates water production facilities in the Cayman Islands, The Bahamas and the British Virgin Islands and operates water treatment facilities in the United States. The company also manufactures and services a wide range of products and provides design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment. For more information, visit www.cwco.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "intend", "expect", "should", "will" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to (i) continued acceptance of the company's products and services in the marketplace; (ii) changes in its relationships with the governments of the jurisdictions in which it operates; (iii) the outcome of its negotiations with the Cayman government regarding a new retail license agreement; (iv) the collection of its delinquent accounts receivable in the Bahamas; (v) the possible adverse impact of the COVID-19 virus on the company’s business; and (vi) various other risks, as detailed in the company's periodic report filings with the Securities and Exchange Commission (“SEC”). For more information about risks and uncertainties associated with the company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the company’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting the company’s Secretary at the company’s executive offices or at the “Investors – SEC Filings” page of the company’s website at http://ir.cwco.com/docs. Except as otherwise required by law, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
David W. Sasnett
Executive Vice President and CFO
Tel (954) 509-8200
dsasnett@cwco.com

Investor Relations Contact
Ron Both or Justin Lumley
CMA Investor Relations
Tel (949) 432-7566
Email Contact

Media Contact:
Tim Randall
CMA Media Relations
Tel (949) 432-7572
Email Contact